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                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                                                     May 28, 1997

Mountain Fuel Supply Company
180 East First South Street
Salt Lake City, Utah 84145-0360

                  Re: Mountain Fuel Supply Company, Registration Statement on Form S-3 Relating to
                           $75,000,000 Aggregate Principal Amount of
                           Medium-Term Notes

Ladies and Gentlemen:

                  We have acted as special counsel to Mountain Fuel Supply Company, a Utah corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act"), of up to $75,000,000 aggregate principal amount of the Company's Medium-Term Notes (the "Notes") to be issued pursuant to an indenture (the "Indenture"), dated as of May 1, 1992, by and between the Company and First Security Bank, N.A., as successor trustee to Citibank, N.A. (the "Trustee"). The Indenture is incorporated by reference as Exhibit 4.01 to the Registration Statement and the form of the Fixed Rate Note and Floating Rate Note (collectively, the "Notes") issuable thereunder are incorporated by reference as Exhibits 4.03 and 4.04, respectively, to the Registration Statement, respectively.

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, certificates and corporate or other records as we have deemed necessary or appropriate

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Mountain Fuel Supply Company
May 28, 1997
Page 2

as a basis for the opinion set forth herein, including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof), in the form to be filed by the Company with the Commission on the date hereof, (ii) the Indenture, (iii) the forms of the Notes issuable under the

Indenture, (iv) the Form T-1 of the Trustee to be filed with the Commission pursuant to the Trust Indenture Act of 1939, as amended (the "1939 Act"), and
(v) the form of Distribution Agreement by and among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. being filed as an exhibit to the Registration Statement.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In addition, we have assumed that the Notes will be executed in substantially the form reviewed by us. We have also assumed that the terms of the Notes will have been established so as not to, and the execution and delivery by the Company of the Indenture and the Notes and the performance of its obligations thereunder do not and will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that, assuming that the Indenture and the issuance and sale of the Notes have been duly authorized by requisite action on the part of the Company, when (i)

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Mountain Fuel Supply Company
May 28, 1997
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the Registration Statement has become effective under the 1933 Act, (ii) the
Indenture, in the form in which it is incorporated by reference as Exhibit 4.01 to the Registration Statement, has been qualified under the 1939 Act, (iii) the definitive terms of the Notes and of their issue and sale have been duly established in conformity with the Indenture, (iv) the Notes have been duly executed and authenticated in accordance with the Indenture and (v) the Notes have been issued and sold as contemplated in the Registration Statement and the prospectus contained therein and any supplement thereof (the "Prospectus"), the Notes will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  We hereby consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus and the filing of this opinion as
Exhibit 5.02 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                     Very truly yours,

                                                     /s/ Skadden, Arps, Slate,
                                                          Meagher & Flom LLP